UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 16, 2015

General Growth Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)

(312) 960-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On April 16, 2015, General Growth Properties, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) at which 818,214,463 shares of its common stock were represented. During the Annual Meeting, our stockholders were asked to consider and vote upon the proposals described in detail in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the SEC on March 5, 2015. The final voting results for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 – Election of Directors

All nine of the nominees for directors were elected to serve for a term which expires at our 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified, by the votes set forth below.

Nominee	Voted For	Voted Against	Abstain	Broker Non-Votes
Richard B. Clark	774,140,506	19,420,516	483,499	24,169,942
Mary Lou Fiala	726,009,351	67,356,752	678,418	24,169,942
J. Bruce Flatt	736,698,461	56,866,683	479,377	24,169,942
John K. Haley	725,991,078	67,372,486	680,957	24,169,942
Daniel B. Hurwitz	725,985,724	67,376,501	682,296	24,169,942
Brian W. Kingston	784,178,994	9,386,542	478,985	24,169,942
Sandeep Mathrani	780,209,721	13,157,693	677,107	24,169,942
David J. Neithercut	790,260,766	3,100,864	682,892	24,169,942
Mark R. Patterson	747,729,260	45,634,091	681,170	24,169,942

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified by the stockholders, by the votes set forth below.

Voted For	Voted Against	Abstain
813,961,203	3,861,446	391,814

Proposal 3 – Advisory Vote on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of our named executive directors, by the votes set forth below.

Voted For	Voted Against	Abstain	Broker Non-Votes
706,826,175	86,020,858	1,197,488	24,169,942

Proposal 4— Stockholder Proposal on a Policy that a Significant Portion of Future Stock Option Grants to Senior Executives be Performance-Based

The stockholders did not approve the stockholder proposal on a policy that a significant portion of future stock option grants to senior executives be performance-based, by the votes set forth below.

Voted For	Voted Against	Abstain	Broker Non-Votes
221,729,294	571,688,200	627,027	24,169,942

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GENERAL GROWTH PROPERTIES, INC.
By:    /s/ Stacie L. Herron

    Stacie L. Herron, Vice President and Secretary

Date: April 17, 2015